Exhibit 99.1

Contact:

Investors:	Media:
Naomi Eichenbaum	Nivi Nehra
Vice President, Investor Relations	Vice President, Corporate Communications
888-969-7879	888-969-7879
IR@travere.com	mediarelations@travere.com

Travere Therapeutics Reports Third Quarter 2023 Financial Results
Received 430 new patient start forms for FILSPARI®(sparsentan) in the third quarter of 2023; demand and payer coverage continued to grow
Net product sales of FILSPARI totaled $8 million for the third quarter of 2023
Phase 3 PROTECT and DUPLEX Studies of sparsentan presented as ASN Kidney Week Late Breakers and simultaneously published in The Lancet and NEJM, respectively
Completed sale of bile acid product portfolio for up to $445 million including potential future milestone-based payments, advancing strategy to deliver new treatment standards from pipeline and strengthening financial foundation
Cash, cash equivalents, and marketable securities as of September 30, 2023, totaled $634.6 million

SAN DIEGO, November 7, 2023 – Travere Therapeutics, Inc. (NASDAQ: TVTX) today reported its third quarter 2023 financial results and provided a corporate update.
“During the third quarter we continued to lay the foundation for FILSPARI to become a new treatment standard in IgA nephropathy - as evidenced by quarterly growth in new patient start forms and an increase in new and repeat prescribers. Furthermore, our payer engagement efforts have resulted in broadening high-quality access and we made enhancements to our Travere Total Care services to provide patients with additional education and support,” said Eric Dube, Ph.D., president and chief executive officer of Travere Therapeutics. "At the recent ASN Kidney Week meeting, we showcased our leadership in rare kidney disease with 11 abstracts and the presentation of the Phase 3 PROTECT Study results, which were simultaneously published in The Lancet. The data clearly convey that FILSPARI has the potential to delay progression to kidney failure and to provide cumulative benefit over time for patients living with IgAN. From a regulatory perspective, we remain on track to provide updates in the fourth quarter for both sparsentan programs as we seek sNDA submissions for traditional approval in IgAN and FSGS. We also successfully completed our end of Phase 2 meeting for our pegtibatinase program for classical homocystinuria, paving the way for a pivotal study initiation by year-end. As we close out the year, we look forward to executing on several exciting opportunities to build further momentum in our launch and to advance our pipeline.”
Financial Results for Continuing Operations for the Quarter Ended September 30, 2023
The following financial results discussion compares Travere’s continuing operations. All periods unless otherwise specified have been adjusted to exclude discontinued operations related to the divestiture of the bile acid product portfolio.
Net product sales for the third quarter of 2023 were $33.9 million, compared to $25.4 million for the same period in 2022. For the nine months ended September 30, 2023, net product sales were $87.6 million, compared to $72.2 million for the same period in 2022. The increase is primarily attributable to sales from the ongoing commercial launch of FILSPARI.
Research and development (R&D) expenses for the third quarter of 2023 were $60.6 million, compared to $57.1 million for the same period in 2022. For the nine months ended September 30, 2023, R&D expenses were $185.2 million, compared to $169.2 million for the same period in 2022. The difference is largely attributable to the continued advancement of the Company’s pegtibatinase clinical program, including clinical trial expenses and manufacturing, as well as increased headcount. On a non-GAAP adjusted basis, R&D expenses were $53.8 million for the third quarter of 2023, compared to $51.9 million for the same period in 2022.
Selling, general, and administrative (SG&A) expenses for the third quarter of 2023 were $67.8 million, compared to $52.4 million for the same period in 2022. For the nine months ended September 30, 2023, SG&A expenses were $202.0 million, compared to $140.4 million for the same period in 2022. The difference is largely attributable to commercial launch related activities following the accelerated approval of FILSPARI in February 2023, as well as legal fees. On a non-GAAP adjusted basis, SG&A expenses were $51.8 million for the third quarter of 2023, compared to $43.5 million for the same period in 2022.
Total other income, net, for the third quarter of 2023 was $3.4 million, compared to total other expense, net, of $1.3 million for the same period in 2022. The difference is largely attributable to an increase in interest income during the period.
Net income including discontinued operations for the third quarter of 2023 was $150.7 million, or $1.97 per basic share, compared to a net loss of $69.7 million, or $1.09 per basic share for the same period in 2022. For the nine months ended September 30, 2023, net loss including discontinued operations was $21.2 million, compared to $212.7 million for the same period in 2022. On a non-GAAP adjusted basis, net income including discontinued operations for the third quarter of 2023 was $173.5 million, or $2.27 per basic share, compared to a net loss of $55.3 million, or $0.86 per basic share for the same period in 2022.
As of September 30, 2023, the Company had cash, cash equivalents, and marketable securities of $634.6 million.
Program Updates
FILSPARI® (sparsentan) – IgAN / FSGS
•On February 17, 2023, the U.S. Food and Drug Administration (FDA) granted accelerated approval to FILSPARI to reduce proteinuria in adults with primary IgAN at risk of rapid disease progression, generally a urine protein-to-creatinine ratio (UPCR) ≥1.5 g/g. FILSPARI became commercially available the week of February 27, 2023. Commercial progress in the ongoing launch has resulted in:
•430 new patient start forms (PSFs) received in the third quarter; a total of 990 PSFs have been received in the first seven and a half months since the accelerated approval of FILSPARI.
•Net product sales of $8.0 million during the third quarter, bringing the total to $14.5 million in net product sales since the beginning of the launch.
•In September 2023, the Company reported topline results from the two-year confirmatory endpoints from the Phase 3 PROTECT Study of FILSPARI in IgAN. FILSPARI demonstrated long-term kidney function preservation and achieved a clinically meaningful difference in estimated glomerular filtration rate (eGFR) total and chronic slope versus the active control irbesartan, narrowly missing statistical significance in eGFR total slope while achieving statistical significance in eGFR chronic slope for purposes of regulatory review in the EU. FILSPARI was generally well-tolerated and the overall safety profile in the study was consistent between treatment groups, supporting long-term use.
•At the American Society of Nephrology Kidney Week 2023 (November 2-5), the Company presented 11 total abstracts, including late-breaking high-impact oral presentations of the Phase 3 PROTECT Study of FILSPARI in IgAN and Phase 3 DUPLEX Study of sparsentan in FSGS.
•Select data from the PROTECT Study included:
•Treatment with FILSPARI resulted in one of the slowest rates of kidney function decline in an IgAN trial of its kind (-2.7 and -2.9 ml/min/1.73m2/year with chronic and total eGFR slope, respectively).
•The absolute overall change in kidney function from baseline to the end of the study for patients treated with FILSPARI was -5.8 mL/min/1.73m2 compared to -9.5 mL/min/1.73m2 with irbesartan. This translates into a 3.7 ml/min/1.73m2 higher eGFR at two years with FILSPARI compared to irbesartan. This beneficial effect on preserving kidney function was durable post washout.
•Treatment effects on eGFR slope were consistent across baseline eGFR and proteinuria, supporting the potential for FILSPARI as a foundational treatment option across different stages of disease.
•When imbalances between treatment arms were factored into pre-specified eGFR analyses (early treatment discontinuations and higher rates of rescue immunosuppression, both of which occurred more in the irbesartan arm) the beneficial effects of FILSPARI on kidney function preservation were strengthened.
•Treatment with FILSPARI demonstrated lower rates of the composite endpoint of 40% decline in eGFR, kidney failure or death compared to irbesartan.
•More patients treated with FILSPARI achieved complete remission of proteinuria of less than 0.3 grams compared to those treated with irbesartan (31% vs 11%).
•Select data from the DUPLEX Study included:
•Treatment with sparsentan demonstrated a clinically meaningful and durable reduction in proteinuria, with FSGS patients achieving a 50% reduction from baseline, compared to a 32% reduction with the active control irbesartan.
•Sparsentan showed a consistent and sustained achievement of complete remission of proteinuria in 18.5% of patients on sparsentan vs. 7.5% for irbesartan.
•The combined hard endpoints of confirmed 50% reduction in eGFR, end-stage renal disease or death, trended in favor of sparsentan with fewer patients progressing to kidney failure.
•Additional presentations at ASN included data supporting the potential use of sparsentan as a first-line treatment (SPARTAN), potential for use in combination with SGLT2 inhibitors, and pediatric proteinuric glomerular diseases (EPPIK), as well as insights into patient quality of life and the impact of proteinuria on kidney survival in rare kidney diseases.
•In November 2023, results from the Phase 3 PROTECT Study of FILSPARI in IgAN were published in The Lancet, and results from the Phase 3 DUPLEX Study of sparsentan in FSGS were published in The New England Journal of Medicine.
•The Company remains on-track to provide a regulatory update in the fourth quarter regarding the expected submission of a supplemental New Drug Application (sNDA) for full approval of FILSPARI for IgAN in the U.S.
•The Company, together with its collaborator CSL Vifor, anticipates a review opinion by the Committee for Medicinal Products for Human Use (CHMP) on the potential approval of the Conditional Marketing Authorization (CMA) application for sparsentan for the treatment of IgAN in Europe around year-end. If approved, sparsentan would receive CMA in all member states of the European Union, as well as in Iceland, Liechtenstein, and Norway.
•The Company remains on-track to provide a regulatory update in the fourth quarter regarding the potential path forward for an sNDA for sparsentan for the treatment of FSGS in the U.S. Together with its collaborator CSL Vifor, the Company also plans to engage with the European Medicines Agency to determine the potential for a subsequent variation to the CMA of sparsentan for the treatment of FSGS, subject to a review decision on the pending application for CMA of sparsentan in IgAN.
Pegtibatinase (TVT-058) – HCU
•In May 2023, the Company reported positive topline results from cohort 6 of the Phase 1/2 COMPOSE Study (n=5) of pegtibatinase in classical homocystinuria (HCU), showing that treatment with 2.5mg/kg of pegtibatinase resulted in rapid and sustained reductions in total homocysteine (tHcy), with a 67.1% mean relative reduction in tHcy from baseline. All patients achieved a mean tHcy below the clinically meaningful threshold of 100uM, as well as maintenance of mean tHcy below the threshold of 100 μM, over weeks 6 to 12. Some patients achieved tHcy below 50 μM, including one patient with a lower tHcy level at baseline achieving normalization of tHcy.
•At the Society for the Study of Inborn Errors of Metabolism (SSIEM) Annual Symposium 2023, the Company presented six abstracts, including additional positive clinical data from cohort 6 of the Phase 1/2 COMPOSE Study. Additional presentations included analyses on the Company’s prospective HCU natural history study, the prevalence of HCU, the burden of HCU from the patient perspective, the clinical burden of HCU, as well as the relationship between tHcy and clinical outcomes, which was recognized as one of the highest ranked posters at SSIEM.
•During the third quarter of 2023, the Company successfully completed its end of Phase 2 meeting with the FDA and remains on track to initiate a pivotal study by the end of 2023. The Phase 3 study is expected to utilize tHcy reduction as the primary endpoint to support potential registration.
Thiola EC® and Thiola® (tiopronin)
•The Company and its licensor, Mission Pharmacal Company (Mission), have entered into agreements with each of Par Pharmaceutical Inc. (Par) and Amneal EU, Limited (Amneal) in order to settle patent invalidity and infringement disputes related to the patent granted to Mission (to which the Company has a license) covering the treatment of cystinuria by administering Thiola EC with food (US Patent No. 11,458,104), and providing for an expected license entry date of April 1, 2026 for Par and Amneal’s generic versions of Thiola EC (100mg and 300mg).
Bile Acid Product Portfolio – Cholbam® and Chenodal®
•In September 2023, the Company announced the successful completion of the sale of its bile acid product portfolio that includes Cholbam (cholic acid) and Chenodal (chenodiol), to Mirum Pharmaceuticals. In connection with the closing of the sale, Travere received an upfront payment of $210 million from Mirum, and remains eligible to receive up to $235 million in potential sales-based milestone payments.
Conference Call Information
Travere Therapeutics will host a conference call and webcast today, Tuesday, November 7, 2023, at 4:30 p.m. ET to discuss company updates as well as third quarter 2023 financial results. To participate in the conference call, dial +1 (888) 394-8218 (U.S.) or +1 (323) 994-2093 (International), confirmation code 9612207 shortly before 4:30 p.m. ET. The webcast can be accessed on the Investor page of Travere’s website at ir.travere.com/events-presentations. Following the live webcast, an archived version of the call will be available for 30 days on the Company’s website.
Use of Non-GAAP Financial Measures
To supplement Travere’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Travere’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Travere believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.
Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.
As used in this press release, (i) the historical non-GAAP net loss measures exclude from GAAP net loss, as applicable, stock-based compensation expense, amortization and depreciation expense, and income tax; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense.
About Travere Therapeutics
At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families, and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop, and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com
About FILSPARI (sparsentan)
FILSPARI (sparsentan) is a once-daily, oral medication designed to selectively target two critical pathways in the disease progression of IgAN (endothelin-1 and angiotensin II) and is the first and only non-immunosuppressive therapy approved for the treatment of this condition. FILSPARI is a prescription medicine indicated to reduce proteinuria in adults with primary IgAN at risk of rapid disease progression, generally a UPCR ≥1.5 g/g.
FILSPARI (sparsentan) U.S. Indication
FILSPARI is an endothelin and angiotensin II receptor antagonist indicated to reduce proteinuria in adults with primary immunoglobulin A nephropathy (IgAN) at risk of rapid disease progression, generally a UPCR ≥1.5 g/g.
This indication is granted under accelerated approval based on reduction in proteinuria. It has not been established whether FILSPARI slows kidney function decline in patients with IgAN. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory clinical trial.
FILSPARI (sparsentan) Important Safety Information
BOXED WARNING: HEPATOTOXICITY AND EMBRYO-FETAL TOXICITY
Because of the risks of hepatotoxicity and birth defects, FILSPARI is available only through a restricted program called the FILSPARI REMS. Under the FILSPARI REMS, prescribers, patients and pharmacies must enroll in the program.
Hepatotoxicity
Some Endothelin Receptor Antagonists (ERAs) have caused elevations of aminotransferases, hepatotoxicity, and liver failure. In clinical studies, elevations in aminotransferases (ALT or AST) of at least 3-times the Upper Limit of Normal (ULN) have been observed in up to 2.5% of FILSPARI-treated patients, including cases confirmed with rechallenge.
Measure transaminases and bilirubin before initiating treatment and monthly for the first 12 months, and then every 3 months during treatment. Interrupt treatment and closely monitor patients who develop aminotransferase elevations more than 3x Upper Limit of Normal (ULN).
FILSPARI should generally be avoided in patients with elevated aminotransferases (>3x ULN) at baseline because monitoring for hepatotoxicity may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
Embryo-Fetal Toxicity
FILSPARI can cause major birth defects if used by pregnant patients based on animal data. Therefore, pregnancy testing is required before the initiation of treatment, during treatment and one month after discontinuation of treatment with FILSPARI. Patients who can become pregnant must use effective contraception before the initiation of treatment, during treatment, and for one month after discontinuation of treatment with FILSPARI.
Contraindications: FILSPARI is contraindicated in patients who are pregnant. Do not coadminister FILSPARI with angiotensin receptor blockers (ARBs), endothelin receptor antagonists (ERAs), or aliskiren.
Warnings and Precautions
•Hepatotoxicity:
Hepatotoxicity: Elevations in ALT or AST of at least 3-fold ULN have been observed. To reduce the risk of potential serious hepatotoxicity, measure serum aminotransferase levels and total bilirubin prior to initiation of treatment, monthly for the first 12 months, then every 3 months during treatment.
Advise patients with symptoms suggesting hepatotoxicity (nausea, vomiting, right upper quadrant pain, fatigue, anorexia, jaundice, dark urine, fever, or itching) to immediately stop treatment with FILSPARI and seek medical attention. If aminotransferase levels are abnormal at any time during treatment, interrupt FILSPARI and monitor as recommended.
Consider re-initiation of FILSPARI only when hepatic enzyme levels and bilirubin return to pretreatment values and only in patients who have not experienced clinical symptoms of hepatotoxicity.
Avoid initiation of FILSPARI in patients with elevated aminotransferases (>3x ULN) prior to drug initiation.
•Embryo-Fetal Toxicity: FILSPARI can cause fetal harm. Advise patients who can become pregnant of the potential risk to a fetus. Obtain a pregnancy test and advise patients who can become pregnant to use effective contraception prior to, during, and one month after discontinuation of FILSPARI treatment.
•FILSPARI REMS: FILSPARI is available only through a restricted program under a REMS called the FILSPARI REMS.
Important requirements include:
–Prescribers must be certified with the FILSPARI REMS by enrolling and completing training.
–All patients must enroll in the FILSPARI REMS prior to initiating treatment and comply with monitoring requirements.
–Pharmacies that dispense FILSPARI must be certified with the FILSPARI REMS and must dispense only to patients who are authorized to receive FILSPARI.

Further information is available at www.filsparirems.com or 1-833-513-1325.
Please see Full Prescribing Information for FILSPARI here

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track”, “positioned”, “look forward to”, “will,” “would,” "may", "might", "believes", "anticipates", "plans", "expects", "intends," “potential” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: continued progress with the FILSPARI launch; the potential for FILSPARI to become a new treatment standard in IgAN and a foundational treatment option across different stages of disease; the timing and achievement of additional development and regulatory milestones; the advancement of the Company’s pipeline throughout the year; the Company’s plans and timing for engaging with regulators; the Company’s potential initiation of a pivotal Phase 3 trial of pegtibatinase in patients with HCU by year-end 2023; and the Company’s ability to receive the potential sales-based milestone payments from the sale of its bile acid product portfolio. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the regulatory review and approval process, as well as risks and uncertainties associated with the Company’s business and finances in general, success of its commercial products and risks and uncertainties associated with the Company's preclinical and clinical stage pipeline. Specifically, the Company faces risks associated with market acceptance of its commercial products including efficacy, safety, price, reimbursement and benefit over competing therapies, as well as risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI. The risks and uncertainties the Company faces with respect to its preclinical and clinical stage pipeline include risk that the Company's clinical candidates will not be found to be safe or effective and that current or anticipated future clinical trials will not proceed as planned. Specifically, the Company faces the risk that the results of the Phase 3 PROTECT Study of sparsentan in IgAN will not be deemed sufficient by the FDA to serve as the basis for an sNDA submission for traditional approval of sparsentan, and the risk that the results from the Phase 3 DUPLEX Study of sparsentan in FSGS will not serve as a basis for a regulatory submission for approval of sparsentan for FSGS. There is no guarantee that regulators will grant full approval of sparsentan for IgAN or FSGS. The Company also faces the risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company's dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, and technological changes that may limit demand for the Company's products; and the risk that the Company will not receive some or all of the potential sales-based milestone payments under the purchase agreement for the sale of its bile acid product portfolio. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties, including under the heading “Risk Factors”, as included in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.

TRAVERE THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$144,244	$61,688
Marketable debt securities, at fair value	490,399	388,557
Accounts receivable, net	14,570	16,646
Inventory	20,773	4,523
Prepaid expenses and other current assets	16,244	12,033
Current assets of discontinued operations	—	2,990
Total current assets	686,230	486,437

Property and equipment, net	7,996	9,049
Operating lease right of use assets	18,806	21,000
Intangible assets, net	106,903	97,073
Other assets	12,915	10,684
Non-current assets of discontinued operations	—	48,342
Total assets	$832,850	$672,585

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$24,736	$17,290
Accrued expenses	95,712	95,742
Deferred revenue, current portion	8,959	11,976
Operating lease liabilities, current portion	4,782	4,433
Other current liabilities	5,244	5,722
Current liabilities of discontinued operations	—	7,000
Total current liabilities	139,433	142,163
Convertible debt	376,833	375,545
Deferred revenue, less current portion	4,574	10,931
Operating lease liabilities, less current portion	23,863	27,510
Other non-current liabilities	8,381	9,385
Non-current liabilities of discontinued operations	—	64,200
Total liabilities	553,084	629,734

Stockholders' Equity:
Preferred stock $0.0001 par value; 20,000,000 shares authorized; 0 issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock $0.0001 par value; 200,000,000 shares authorized; 75,111,517, and 64,290,570 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	7	6
Additional paid-in capital	1,318,861	1,059,975
Accumulated deficit	(1,035,449)	(1,014,223)
Accumulated other comprehensive loss	(3,653)	(2,907)
Total stockholders' equity	279,766	42,851
Total liabilities and stockholders' equity	$832,850	$672,585
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)
Net product sales:
Tiopronin products	$25,888	$25,369	$73,112	$72,154
FILSPARI	8,044	—	14,509	—
Total net product sales	33,932	25,369	87,621	72,154
License and collaboration revenue	3,163	2,706	12,558	7,967
Total revenue	37,095	28,075	100,179	80,121

Operating expenses:
Cost of goods sold	1,289	1,114	6,886	3,552
Research and development	60,590	57,145	185,244	169,246
Selling, general and administrative	67,801	52,420	201,954	140,434
Total operating expenses	129,680	110,679	394,084	313,232

Operating loss	(92,585)	(82,604)	(293,905)	(233,111)

Other income (expenses), net:
Interest income	5,842	2,101	14,616	3,161
Interest expense	(2,821)	(2,829)	(8,513)	(8,156)
Other income (expense), net	335	(586)	220	102
Loss on extinguishment of debt	—	—	—	(7,578)
Total other income (expense), net	3,356	(1,314)	6,323	(12,471)

Loss from continuing operations before income tax provision	(89,229)	(83,918)	(287,582)	(245,582)
Income tax provision on continuing operations	(12)	(145)	(155)	(250)

Loss from continuing operations, net of tax	(89,241)	(84,063)	(287,737)	(245,832)
Income from discontinued operations, net of tax	239,976	14,407	266,511	33,173
Net income (loss)	$150,735	$(69,656)	$(21,226)	$(212,659)

Per share data:
Net income (loss) per common share	$1.97	$(1.09)	$(0.29)	$(3.34)
Weighted average common shares outstanding	76,305,603	64,033,759	73,523,620	63,604,962
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating loss	$(92,585)	$(82,604)	$(293,905)	$(233,111)

R&D operating expense	(60,590)	(57,145)	(185,244)	(169,246)

Stock compensation	4,372	3,372	13,372	10,182
Amortization & depreciation	2,447	1,906	7,261	3,817
Subtotal non-GAAP items	6,819	5,278	20,633	13,999
Non-GAAP R&D expense	(53,771)	(51,867)	(164,611)	(155,247)

SG&A operating expense	(67,801)	(52,420)	(201,954)	(140,434)

Stock compensation	6,949	5,216	22,730	18,664
Amortization & depreciation	9,032	3,682	21,785	10,590
Subtotal non-GAAP items	15,981	8,898	44,515	29,254
Non-GAAP SG&A expense	(51,820)	(43,522)	(157,439)	(111,180)

Subtotal non-GAAP items	22,800	14,176	65,148	43,253
Non-GAAP operating loss	$(69,785)	$(68,428)	$(228,757)	$(189,858)

GAAP net income (loss)	$150,735	$(69,656)	$(21,226)	$(212,659)
Non-GAAP operating loss adjustments	22,800	14,176	65,148	43,253
Income tax provision	12	145	155	250
Non-GAAP net income (loss) (1)	$173,547	$(55,335)	$44,077	$(169,156)

Per share data:
Net income (loss) per common share	$2.27	$(0.86)	$0.60	$(2.66)
Weighted average common shares outstanding	76,305,603	64,033,759	73,523,620	63,604,962

(1) Non-GAAP net income (loss) includes income from discontinued operations but excludes non-GAAP adjustments for the effect of discontinued operations.
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.